1 Becton Drive
Franklin Lakes, NJ 07417
www.bd.com

News Release                                                           [BD LOGO]

Contact:
--------
Colleen T. White, Corporate Communications - 201-847-5369
Patricia A. Spinella, Investor Relations - 201-847-5453

       BD Statement Regarding Voluntary National Recall of BD ProbeTec'TM'
       -------------------------------------------------------------------
                                 ET Instrument
                                 -------------

Franklin Lakes, NJ (August 22, 2003) - BD (Becton, Dickinson and Company) (NYSE:BDX) today provided a summary of its voluntary product recall of the BD ProbeTec'TM' ET instrument for the detection of Chlamydia and gonorrhea, initiated July 21, 2003. Neither the costs anticipated with this recall, nor the impact on BD's ProbeTec'TM' ET instrument business, are expected to be significant.

Last month, BD received one report from the field in the U.S. regarding a defect discovered in the course of instrument evaluation. An investigation by BD determined that the optical bundles may have been incorrectly installed in certain instruments, which could produce false positive and false negative results for N. gonorrhoeae and C. trachomatis with specimens from symptomatic and asymptomatic males and females. It was determined that this particular instrument produced 12 inaccurate results within the two week time period it was in use. The incorrect patient samples were identified, retested, and the physicians notified.

BD initiated a field corrective action that included notifying customers worldwide and asking them to perform a test to verify the functioning of each instrument. To date, 522 units out of 526 distributed in the United States have been checked and found to be functioning correctly. The remaining four units will be tested by BD. Nearly 100% of the instruments worldwide (about 1000 units) have been tested, and only one additional defective unit used for patient testing has been identified, in Canada. BD is working directly with Health Canada to ensure that all appropriate parties are notified.

BD has adopted additional quality checks and reviews of the optical bundle assembly process to prevent any potential recurrence.

The instruments, manufactured since September 1998 and distributed through June 2003, have serial numbers 1001 through 2056. BD has notified Health Canada and the FDA and is working with them to coordinate recall activities. Patients, laboratories or physicians with questions can contact Becton Dickinson Diagnostic Systems at 1-800-638-8663, selection 2.

                                       ***

BD is a medical technology company that serves healthcare institutions, life science researchers, clinical laboratories, industry and the general public. BD manufactures and sells a broad range of medical supplies, devices, laboratory equipment and diagnostic products. For the fiscal year ended September 30, 2002, BD reported total revenues of $4.033 billion.

This press release may contain certain forward-looking statements (as defined under Federal securities laws) regarding BD's performance, including future revenues, products and income, or events or developments that BD expects to occur or anticipates occurring in the future. All such statements are based upon current expectations of BD and involve a number of business risks and uncertainties. Actual results could vary materially from anticipated results described, implied or projected in any forward-looking statement. Factors that could cause actual results to vary materially from any forward-looking statement include, but are not limited to: competitive factors; pricing and market share pressures; uncertainties of litigation; BD's ability to achieve sales and earnings forecasts, which are based on sales volume and product mix assumptions, to achieve its cost savings objectives, and to achieve anticipated synergies and other cost savings in connection with acquisitions; changes in regional, national or foreign economic conditions; increases in energy costs; fluctuations in costs and availability of raw materials and in BD's ability to maintain favorable supplier arrangements and relationships; changes in interest or foreign currency exchange rates; delays in product introductions; and changes in health care or other governmental regulation, as well as other factors discussed in this press release and in BD's filings with the Securities and Exchange Commission. We do not intend to update any forward-looking statements.